Exhibit 99.1
DTE Energy reports 2024 accomplishments, investments and earnings

•Top-tier customer bill management; reduced customers' bills by $300 million in fuel and transportation cost savings
•Invested $4.4 billion in electric and gas infrastructure to improve reliability and generate cleaner energy
•Customers experienced a nearly 70% improvement in time spent without power from 2023 to 2024
•Supported vulnerable customers by connecting them to $144 million in energy assistance
•Championed legislation to assist low-income customers
•Brought comfort to Michigan families with $63 million in Energy Efficiency Assistance
•Improved safety, reliability and service for natural gas customers
•Launched DTE’s largest solar park and battery energy storage center
•Invested a record $3.3 billion in local business and championed job creation in Michigan

DETROIT, February 13, 2025 — DTE Energy (NYSE: DTE) today announced that it invested a record amount in 2024 in utility infrastructure, which helped customers experience a nearly 70% reduction in time spent without power. DTE Electric invested over $2.5 billion in infrastructure improvements and $1.1 billion in cleaner generation, while DTE Gas invested $740 million to upgrade its natural gas system and expand service to rural communities.

The company also reported 2024 earnings of $1.4 billion, or $6.77 per diluted share, compared with $1.4 billion, or $6.76 per diluted share in 2023. Operating earnings for 2024 were $1.4 billion, or $6.83 per diluted share, compared with 2023 operating earnings of $1.2 billion, or $5.73 per diluted share. Operating earnings exclude non-recurring items, certain mark-to-market adjustments and discontinued operations. Reconciliations of reported earnings to operating earnings are included at the end of this news release.
“2024 was a breakthrough year for our company. We invested a historic $4 billion to modernize our infrastructure, which enabled our team to make significant progress building the electric grid of the future and upgrading our natural gas pipelines to produce more reliable, affordable and cleaner energy for our customers,” said Jerry Norcia, DTE Energy chairman and CEO. “Furthermore, our progress in 2024 positions DTE to support Michigan’s economic growth by powering the rise of data centers and the electrification of vehicles.”

Norcia noted the following accomplishments:

•Top-tier bill management for customers; reduced customers' bills by $300 million in fuel and transportation cost savings: Reduced the Power Supply Cost Recovery (PSCR) mechanism, which represents the actual cost of the fuel and other sources the company uses to produce electricity, by approximately $300 million through 2025. This adjustment reduced residential customers’ average electric bill by approximately $5 per month starting Nov. 1, 2024. Combined with this bill reduction, the electric rate order from the Michigan Public Service Commission results in residential electric customers not experiencing an increase in their monthly bills. Through supplier cost management, operational excellence and energy efficiency initiatives, DTE can claim top-tier bill management since 2021.
•Customers experienced a nearly 70% improvement in time spent without power from 2023 to 2024: DTE Electric made great progress toward improving reliability in 2024 by installing more than 450 smart technology reclosers, upgrading existing infrastructure including 850 miles of power lines and 3,400 utility poles, and trimming more than 4,300 miles of trees. This work to build a smarter, stronger and more resilient grid, coupled with less extreme weather, resulted in DTE customers experiencing a nearly 70% improvement in time spent without power from 2023 to 2024.
•Supported vulnerable customers by connecting them to $144 million in energy assistance: In the 2023-2024 fiscal year, DTE continued its partnership with human service agencies to connect vulnerable customers to nearly $144 million in energy assistance, providing access to more than $660 million in financial aid over the last five years.
•Championed legislation to assist low-income customers: Worked shoulder to shoulder with community leaders to double the Michigan Energy Assistance Program (MEAP) funding to $100 million in five years and increase the eligibility of MEAP funds to 200% of the Federal Poverty Level.
•Brought comfort to Michigan families with $63 million in Energy Efficiency Assistance: DTE’s Energy Efficiency Assistance (EEA) program provided $63 million in critical home upgrades at no cost to income-qualified customers, helping them lower their energy bills while improving their comfort and safety. Nearly 5,000 Michigan families benefit annually from EEA upgrades like new LED light bulbs, insulation, air sealing and furnace and boiler tune-ups or replacements, high-efficiency water heaters and ENERGY STAR® refrigerators. This year, DTE allocated over $2 million to Detroit’s North Coyle neighborhood, where families face some of the city’s highest energy usage and completed nearly 3,000 HVAC upgrades and replacements for residents in this area and across the service territory.
•Improved safety, reliability and service for natural gas customers: DTE Gas ensured the continued delivery of safe and reliable energy to 1.3 million customers across Michigan by replacing cast iron pipes with more durable materials and moving nearly 16,000 natural gas meters to the outside of homes and businesses to ensure people’s safety. DTE Gas also expanded natural gas service to 3,200 new customers in central and northern Michigan and earned top score in Customer Satisfaction for Business Natural Gas Service in Midwest from J.D. Power.
•Launched DTE’s largest solar park and battery energy storage center: Sauk Solar, a 150-megawatt solar park with nearly 347,000 solar panels, began operations in October in central Michigan, generating enough clean energy to power approximately 40,000 homes. Sauk is the first of six new solar parks to come online, all of which are funded by customers voluntarily enrolled in MIGreenPower. As Michigan’s largest producer of and investor in renewable energy, DTE also broke ground on the region’s largest battery energy storage plant, the Trenton Channel Energy Center, in June. The company continues to build renewable energy and storage projects to meet customer demand through its CleanVision MIGreenPower program. These new initiatives will help DTE reach its goal of achieving net zero carbon emissions by 2050 and help Michigan achieve its renewable energy standard of 60% by 2035.
•Invested a record $3.3 billion in local businesses and championed job creation in Michigan: DTE spent $3.3 billion with local businesses in 2024, creating and sustaining nearly 14,000 jobs across Michigan. The company continues to be a leader in partnering with local suppliers, investing more than $24 billion since 2010 and creating or sustaining 92,000 Michigan jobs.

•DTE Energy Foundation granted $420,000 to Michigan domestic violence shelters: Continuing its mission to support victims of domestic violence in Michigan, DTE Energy Foundation awarded $420,000 to 45 state-funded domestic violence shelters, bringing the Foundation’s total commitment to more than $3 million over the past six years.

•Earned numerous honors as a great place to work including:
◦Gallup Exceptional Workplace Award for the 12th consecutive year, placing DTE in the top 6% of companies globally.
◦C. Everett Koop National Health Award for programs to improve employee health and wellness.
◦Best Place to Work for Disability Inclusion, earning a top score of 100 on the Disability Equality Index.
◦Michigan Veteran Affairs Agency Employer Innovator Award for proactive recruitment and onboarding programs to improve veterans’ lives.

Outlook for 2025

DTE Energy announces its 2025 operating EPS guidance of $7.09 - $7.23.

“In 2024, our financial strength and constructive regulatory environment allowed us to continue to invest above our generated cash flows to provide improved reliability and cleaner, more affordable energy to millions of Michiganders," stated David Ruud, DTE's executive vice president and CFO. "We are well-prepared to meet our financial targets in 2025 and excited about our future."

This earnings announcement and presentation slides are available at dteenergy.com/investors.

The company will conduct a conference call to discuss earnings results at 9:00 a.m. ET. Investors, the news media and the public may listen to a live internet broadcast of the call at dteenergy.com/investors. The telephone dial-in number in the U.S. and Canada toll free is: (888) 510-2008. The telephone dial-in USA toll is: (646) 960-0306 and the Canada dial-in toll is: (289) 514-5035. The passcode is 4987588. The webcast will be archived on the DTE website at dteenergy.com/investors.

About DTE Energy

DTE Energy (NYSE:DTE) is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include an electric company serving 2.3 million customers in Southeast Michigan and a natural gas company serving 1.3 million customers across Michigan. The DTE portfolio also includes energy businesses focused on custom energy solutions, renewable energy generation, and energy marketing and trading. DTE has continued to accelerate its carbon reduction goals to meet aggressive targets and is committed to serving with its energy through volunteerism, education and employment initiatives, philanthropy, emission reductions and economic progress. Information about DTE is available at dteenergy.com, empoweringmichigan.com, x.com/DTE_Energy and facebook.com/dteenergy.
Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. Operating earnings is a non-GAAP measure and should be viewed as a supplement and not a substitute for reported earnings, which represents the company’s net income and the most comparable GAAP measure. In this release, DTE Energy discusses 2025 operating earnings guidance. It is likely that certain items that impact the company's 2025 reported results will be excluded from operating results. Reconciliations to the comparable 2025 reported earnings guidance are not provided because it is not possible to provide a reliable forecast of specific line items (i.e. future non-recurring items, certain mark-to-market adjustments and discontinued operations). These items may fluctuate significantly from period to period and may have a significant impact on reported earnings. The information contained herein is as of the date of this document. DTE Energy expressly disclaims any current intention to update any information contained in this document as a result of new information or future events or developments. Certain information presented herein includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, and businesses of DTE Energy. Words such as “anticipate,” “believe,” “expect,” “may,” “could,” “projected,” “aspiration,” “plans” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to numerous assumptions, risks and uncertainties that may cause actual future results to be materially different from those contemplated, projected, estimated or budgeted. Many factors may impact forward-looking statements including, but not limited to, the following: the impact of regulation by the EPA, EGLE, the FERC, the MPSC, the NRC, and for DTE Energy, the CFTC and CARB, as well as other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals, or new legislation, including legislative amendments and retail access programs; economic conditions and population changes in DTE Energy’s geographic area resulting in changes in demand, customer conservation, and thefts of electricity and, for DTE Energy, natural gas; the operational failure of electric or gas distribution systems or infrastructure; impact of volatility in prices in international steel markets and in prices of environmental attributes generated from renewable natural gas investments on the operations of DTE Vantage; the risk of a major safety incident; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements; the cost of protecting assets and customer data against, or damage due to, cyber incidents and terrorism; health, safety, financial, environmental, and regulatory risks associated with ownership and operation of nuclear facilities; volatility in commodity markets, deviations in weather and related risks impacting the results of DTE Energy’s energy trading operations; changes in the cost and availability of coal and other raw materials, purchased power, and natural gas; advances in technology that produce power, store power or reduce or increase power consumption; changes in the financial condition of significant customers and strategic partners; the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; impacts of inflation and the timing and extent of changes in interest rates; the level of borrowings; the potential for increased costs or delays in completion of significant capital projects; changes in, and application of, federal, state, and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings, and audits; the effects of weather and other natural phenomena, including climate change, on operations and sales to customers, and purchases from suppliers; unplanned outages at our generation plants; employee relations and the impact of collective bargaining agreements; the availability, cost, coverage, and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of generation and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy, and other business issues; successful execution of new business development and future growth plans; contract disputes, binding arbitration, litigation, and related appeals; the ability of the electric and gas utilities to achieve goals for carbon emission reductions; and the risks discussed in DTE Energy’s public filings with the Securities and Exchange Commission. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

For more information, members of the media may contact:
Dan Miner, DTE Energy: 313.235.5555

For further information, analysts may call:
Matt Krupinski, DTE Energy: 313.235.6649
John Dermody, DTE Energy: 313.235.8750

DTE Energy Company
Segment Net Income (Unaudited)

	Three Months Ended December 31,
	2024					2023
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)		Operating Earnings
	(In millions)
DTE Electric segment	$186	$12	A	$(3)	$195	$225	$25	A	$(6)		$244

DTE Gas segment	104	—		—	104	104	—		—		104

Non-utility operations
DTE Vantage segment	61	23	B	(6)	78	44	—		—		44

Energy Trading segment	43	(7)	C	3	39	102	(49)	C	11		64

Non-utility operations	104	16		(3)	117	146	(49)		11		108

Corporate and Other	(102)	—		—	(102)	(56)	—		6	D	(50)

Net Income Attributable to DTE Energy Company	$292	$28		$(6)	$314	$419	$(24)		$11		$406

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

Adjustments key
A) MPSC disallowance of certain capital project costs previously recorded — recorded in Operating Expenses — Asset (gains) losses and impairments, net
B) Impairment of equity investment for closure of a renewable facility — recorded in Other (Income) and Deductions
C) Certain adjustments resulting from derivatives being marked-to-market without revaluing the underlying non-derivative contracts and assets — recorded in Operating Expenses — Fuel, purchased power, gas, and other — non-utility
D) Adjustment to Income Tax Expense due to a tax law change in Massachusetts

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)(2)

	Three Months Ended December 31,
	2024					2023
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)		Operating Earnings

DTE Electric segment	$0.90	$0.06	A	$(0.01)	$0.95	$1.09	$0.12	A	$(0.03)		$1.18

DTE Gas segment	0.50	—		—	0.50	0.51	—		—		0.51

Non-utility operations
DTE Vantage segment	0.30	0.10	B	(0.03)	0.37	0.21	—		—		0.21

Energy Trading segment	0.21	(0.03)	C	0.01	0.19	0.49	(0.22)	C	0.05		0.32

Non-utility operations	0.51	0.07		(0.02)	0.56	0.70	(0.22)		0.05		0.53

Corporate and Other	(0.50)	—		—	(0.50)	(0.28)	—		0.03	D	(0.25)

Net Income Attributable to DTE Energy Company	$1.41	$0.13		$(0.03)	$1.51	$2.02	$(0.10)		$0.05		$1.97

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

(2) Per share amounts are divided by Weighted Average Common Shares Outstanding — Diluted, as noted on the Consolidated Statements of Operations.

Adjustments key — see previous page

DTE Energy Company
Segment Net Income (Unaudited)

	Twelve Months Ended December 31,
	2024					2023
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)		Operating Earnings
	(In millions)
DTE Electric segment	$1,072	$32	A	$(8)	$1,105	$772	$25	B	$(6)		$791
		12	B	(3)

DTE Gas segment	257	8	A	(2)	263	294	—		—		294

Non-utility operations
DTE Vantage segment	135	(25)	C	6	133	153	—		—		153
		23	D	(6)

Energy Trading segment	125	(34)	E	9	100	336	(308)	E	77		105

Non-utility operations	260	(36)		9	233	489	(308)		77		258

Corporate and Other	(185)	—		—	(185)	(158)	—		(7)	F	(159)
							—		6	G

Net Income Attributable to DTE Energy Company	$1,404	$16		$(4)	$1,416	$1,397	$(283)		$70		$1,184

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

Adjustments key
A) One-time costs resulting from the voluntary separation incentive program — recorded in Operating Expenses — Operation and maintenance
B) MPSC disallowance of certain capital project costs previously recorded — recorded in Operating Expenses — Asset (gains) losses and impairments, net
C) Gain on sale of equity investment — recorded in Other (Income) and Deductions
D) Impairment of equity investment for closure of a renewable facility — recorded in Other (Income) and Deductions
E) Certain adjustments resulting from derivatives being marked-to-market without revaluing the underlying non-derivative contracts and assets — recorded in Operating Expenses — Fuel, purchased power, gas, and other — non-utility
F) Adjustment to Income Tax Expense due to a tax law change in West Virginia
G) Adjustment to Income Tax Expense due to a tax law change in Massachusetts

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)(2)

	Twelve Months Ended December 31,
	2024					2023
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)		Operating Earnings

DTE Electric segment	$5.18	$0.15	A	$(0.04)	$5.34	$3.74	$0.12	B	$(0.03)		$3.83
		0.06	B	(0.01)

DTE Gas segment	1.24	0.04	A	(0.01)	1.27	1.43	—		—		1.43

Non-utility operations
DTE Vantage segment	0.65	(0.11)	C	0.03	0.64	0.74	—		—		0.74
		0.10	D	(0.03)

Energy Trading segment	0.60	(0.16)	E	0.04	0.48	1.63	(1.49)	E	0.37		0.51

Non-utility operations	1.25	(0.17)		0.04	1.12	2.37	(1.49)		0.37		1.25

Corporate and Other	(0.90)	—		—	(0.90)	(0.78)	—		(0.03)	F	(0.78)
							—		0.03	G

Net Income Attributable to DTE Energy Company	$6.77	$0.08		$(0.02)	$6.83	$6.76	$(1.37)		$0.34		$5.73

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

(2) Per share amounts are divided by Weighted Average Common Shares Outstanding — Diluted, as noted on the Consolidated Statements of Operations.

Adjustments key — see previous page